EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-101727, 333-101751, 333-109282, 333-128251 and 333-130150) and Form S-3 (Registration Nos. 33-48089, 333-42660, 333-98163, 333-109211, 333-112563 and 333-132041) of 3M Company of our report dated February 12, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 23, 2007

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